AGREEMENT REGARDING THE JOINT FILING OF
                                  SCHEDULE 13D
                     ---------------------------------------


The undersigned hereby agree as follows:

         (i) Each of them is individually eligible to use the Schedule 13D to which this Exhibit is attached, and such Schedule 13D is filed on behalf of each of them; and

         (ii) Each of them is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

Dated: October 11, 2005.

                            AMERIPATH HOLDINGS, INC.


                            By:/s/ David L. Redmond
                               ------------------------------------
                               David L. Redmond
                               Executive Vice President and
                                 Chief Financial Officer


                           WELSH, CARSON, ANDERSON & STOWE IX, L.P.

                           By:  WCAS IX Associates, LLC,
                                its general partner


                           By:/s/ D. Scott Mackesy
                              ------------------------------------
                              D. Scott Mackesy
                              Manager


                           WCAS IX ASSOCIATES, LLC


                           By:/s/ D. Scott Mackesy
                              ------------------------------------
                              D. Scott Mackesy
                              Manager